Exhibit 3.2

AY-428542 Certificate of Incorporation on Change of NameI DO HEREBY CERTIFY that B&R Technology Merger Corp. (Cayman) having by Special resolution dated 27th day of May Two Thousand Twenty-Six changed its name, is now incorporated under name of B&R Technology Merger Corp.Given under my hand and Seal at George Town in the Island of Grand Cayman this 27th day of May Two Thousand Twenty-Six An Authorised Officer, Registry of Companies, Cayman Islands. Authorisation Code : 335982527160 www.verify.gov.ky 28 May 2026